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                                                                    Exhibit 21.1

                       SUBSIDIARIES OF PRIMARK CORPORATION

Primark Corporation owns all of the issued and outstanding common stock of Primark Holding Corporation, Triad International Maintenance Corporation, Primark Financial Technologies, Inc., and WEFA Holding, Inc., which are all Delaware corporations. Baseline Financial Services, Inc., a New York Corporation and Yankee Group Research, Inc., a Massachusetts corporation, which owns the stock of Yankee Group and Asia Pacific Pty., Limited (Australia). Primark Corporation also holds a 20% interest on Primark Decision Economics, Inc., a Massachusetts corporation.

WEFA Holdings, Inc. owns all of the issued and outstanding common stock of:

         - WEFA, Inc. (Delaware) who owns a 51% interest in WEFA South Africa (S. Africa)

         -    WEFA GmbH (Germany)

         -    WEFA S.A. (France)

         -    WEFA Benelex SA (Belgium)

         -    WEFA Canada, Inc. (Canada)

         - WEFA (Holdings) Limited, (England), who owns WEFA Limited (England), who in turn owns Staniland Hall Associates Limited (England)

WEFA Holdings also owns a 45% interest in Ciemex, Inc. (Delaware), who owns Ciemex WEFA, Inc. (Delaware).

Primark Holding Corporation owns all of the issued and outstanding common stock of:

         - TASC, Inc., a Massachusetts corporation, which owns all of the issued and outstanding common stock of:

              -    WSI Corporation, a Massachusetts corporation;

              -    TASC Services Corporation, a Delaware corporation; and

              -    TASC Systems Engineering Corporation, a Delaware corporation

         - Primark Information Services (U.K.) Limited U.K. which owns all the common stock of:

              - The Analytic Sciences Corporation Limited (U.K.) which owns all of the issued and outstanding common stock of The Weather Department Limited (U.K.) and The Computer Department Limited (U.K.);

              -    Datastream Group (U.K.) which owns Datastream (U.K.);

              -    Datastream Pension Trustees Limited (U.K.);

              -    Primark Investment Management Services Limited (U.K.);


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              -   Datastream International Limited (U.K.) which owns all the common stock of Datastream International B.V.
                  (the Netherlands) and has a branch in Malaysia.

              -   I/B/E/S (U.K.) LTD; and

              -   Disclosure Limited (U.K.)

         - Primark Information Services U.K. Limited, also owns a 34.47% interest in ICV Limited

         -    Datastream International (Switzerland) Limited

         -    Datastream International GmbH (Germany)

         -    Primark Hong Kong Limited

         -    Datastream International Inc. (Delaware)

         -    Datastream International (Japan) K.K. (Japan)

         -    Datastream International (Australia ) Pty. Limited
         -    Datastream International (D.C.), Inc. (Delaware)

         -    Datastream International (Canada) Ltd. (Canada)

         -    Datastream International (Italy) Srl (Italy)

         -    Datastream International (Sweden) Aktiebolag  (Sweden)

         - Datastream International (South Africa) (Proprietary) Limited (South Africa)

         -    Datastream International (Korea) Limited (Korea)

         -    Datastream International (Thailand) Limited (Thailand)

         -    Datastream International (Singapore) Pte., Ltd. (Singapore)

         -    Vestek Systems, Inc., a California corporation

         - Disclosure Incorporated (Delaware) which owns all the issued and outstanding stock of:

              - Disclosure International, Inc. (Delaware) which owns an 80% interest in:

                  - Worldscope/Disclosure LLC which owns all of the issued and outstanding stock of Worldscope/Disclosure Incorporated (India) Pty. Ltd.; and

                  -   Worldscope/Disclosure International Partners (Ireland)

              -   Disclosure Information Services, Inc. (Delaware)

         - I/B/E/S International, Inc. (Delaware) which owns all the issued and outstanding stock of:

              -   I/B/E/S Inc. (Delaware)


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              -   I/B/E/S (Japan) K.K.

         -    Disclosure GmbH (Germany)

         -    Talisman SA (France) which owns the stock of   Groupe DAFSA S.A.
              and a 4.4% interest in Globe On-Line. Groupe DAFSA owns a 33% interest in Panrome and the stock of:

              -   DAFSA Edition SNC

              -   SAFE SNC

         - Primark Holding Corporation also owns a 65.53% interest in ICV Limited which owns the stock of :

              -   ICV Europe Limited (Channel Islands)

              -   Interquote Limited (England)



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